UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 5, 2014

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475, Minnetonka MN  55345
(Address of principal executive offices)

(952) 564-3500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

On June 5, 2014, Wireless Ronin Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain investors, pursuant to which it offered and issued unsecured convertible promissory notes yielding aggregate gross proceeds of $370,000, and issued three-year warrants to purchase up to 92,500 shares of the Company’s common stock at a per-share price of $0.75, in a private placement exempt from registration under the Securities Act of 1933.

The promissory notes bear interest at the annual rate of 10%, and mature on December 3, 2015.  At any time prior to the maturity date, any holder of a promissory note may convert the outstanding principal and accrued and unpaid interest at a conversion rate of $0.65 per share, as adjusted for stock splits and similar adjustments.  The promissory notes convert automatically into shares of common stock of the Company upon the consummation of a change in control transaction of the Company, or, if after June 5, 2015, the Company’s shares of common stock trade at a price equal to or greater than $1.50 per share for at least 20 consecutive trading days.  If a change in control transaction occurs, the conversion price will be adjusted downward (but not upward) to equal the price at which the Company sells any shares of common stock in connection with such transaction.  The Company may prepay the promissory notes after three months without penalty.  The promissory notes contain other customary terms.

The Company offered the foregoing securities in reliance on the statutory exemptions from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder.  The Company relied on this exemption based on the fact that all investors were accredited investors.  The securities offered and sold in the private placement are not registered under the Securities Act of 1933, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

 The foregoing disclosure is qualified by the forms of promissory note, warrant and purchase agreement attached this report as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures about the issuance of the promissory notes contained in Item 1.01 above are hereby incorporated into this Item.  The Company’s obligations under the promissory notes may be accelerated upon customary events, such as payment defaults and events of bankruptcy.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 with regards to the issuance by the Company of promissory notes convertible into shares of common stock, and warrants providing the right to purchase common stock, are hereby incorporated into this Item.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated June 5, 2014, by and among Wireless Ronin Technologies, Inc. and the investors party thereto (filed herewith)
10.2	Form of Unsecured Convertible Promissory Note dated June 5, 2014 (filed herewith)
10.3	Form of Warrant dated June 5, 2014 (field herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 11, 2014
Wireless Ronin Technologies, Inc.

By:  /s/ Scott W. Koller
        Scott W. Koller
       Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated June 5, 2014, by and among Wireless Ronin Technologies, Inc. and the investors party thereto
10.2	Form of Unsecured Convertible Promissory Note issued June 5, 2014
10.3	Form of Warrant dated June 5, 2014